UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2010
TELULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23212	36-3885440

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 South Wacker Drive, Suite 4300, Chicago, Illinois (Address of Principal Executive Offices)	60606-6622

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 379-8397
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On April 29, 2010, Telular Corporation (“Telular”) issued a press release reporting its fiscal year 2010 second quarter results. A copy of the press release is being furnished, not filed, as Exhibit 99.1 to this Current Report on Form 8-K.
On April 29, 2010, Telular held a conference call with investors to discuss Telular’s earnings and results of operations for the three and six months ended March 31, 2010. A transcript of the conference call is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
Exhibits 99.1 and 99.2 contain disclosures about net income before non-cash items, which is considered a non-GAAP performance measure. Telular has chosen to provide this performance measure to investors to enable them to perform additional analyses of past, present and future operating performance and as a supplemental means of evaluating Telular’s operations. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP or other pro forma measures used by other companies.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description

99.1	Press Release dated April 29, 2010, providing financial update of Telular Corporation for the second quarter of fiscal year 2010.

99.2	Transcript of the Telular Corporation April 29, 2010 Earnings Conference Call.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2010	TELULAR CORPORATION
/s/ Jonathan Charak
Jonathan Charak
Chief Financial Officer

TELULAR CORPORATION
Exhibit Index to Current Report on Form 8-K
Dated April 29, 2010

Exhibit
Number	Description

99.1	Press Release dated April 29, 2010, providing financial update of Telular Corporation for Corporation for the second quarter of fiscal year 2010.

99.2	Transcript of the Telular Corporation April 29, 2010 Earnings Conference Call.